UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 16, 2004

                               CINEMARK USA, INC.
               (Exact name of registrant as specified in charter)


            TEXAS                      33-47040                   75-2206284
(State or Other Jurisdiction         (Commission                (IRS Employer
      of  Incorporation)             File Number)            Identification No.)


                         3900 DALLAS PARKWAY, SUITE 500
                               PLANO, TEXAS 75093
              (Address and Zip Code of Principal Executive Offices)

                                  972-665-1000
              (Registrant's telephone number, including area code)


Item 9. Regulation FD Disclosure

On March 16, 2004, Cinemark USA, Inc. announced that it is commencing a tender offer for any and all of its outstanding $105 million 8 1/2% Series B Senior Subordinated Notes due 2008 and is soliciting consents for certain proposed amendments to the indenture pursuant to which such notes were issued. A copy of the press release is furnished to the United States Securities and Exchange Commission (the "Commission") with this current report on Form 8-K as an exhibit.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CINEMARK USA, INC.


Date: March 16, 2004                     By:    /s/ Michael D. Cavalier
                                         Name:  Michael D. Cavalier
                                         Title: Vice President - General Counsel

                                  EXHIBIT INDEX

        The exhibits below are numbered in accordance  with the Exhibit Table of
Item 601 of Regulation 8-K.

Exhibit No.            Description of Exhibit

99.1                   Press Release of Cinemark USA, Inc. dated March 16, 2004.

                                                                    EXHIBIT 99.1

Cinemark USA, Inc. Announces Cash Tender Offer and Consent Solicitation for Outstanding 8 1/2% Senior Subordinated Notes

PLANO, Texas--March 16, 2004--Cinemark USA, Inc. (the "Company") announced today that it is commencing a tender offer for any and all of its outstanding $105 million 8 1/2% Series B Senior Subordinated Notes due 2008 (CUSIP No. 172441AL1) (the "Notes") and is soliciting consents for certain proposed amendments to the Company's Indenture pursuant to which the Notes were issued. The tender offer and the solicitation of consents are being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated March 16, 2004 (the "Offer to Purchase") which more fully sets forth their terms. The tender offer and solicitation of consents are taking place in connection with a recapitalization (the "Recapitalization") of Cinemark, Inc., the parent company of the Company.

The tender offer is scheduled to expire at 5:00 pm, New York City time on April 13, 2004, unless extended (the "Expiration Date"). The consent solicitation will expire at 5:00pm, New York City time on March 25, 2004, unless extended (the "Consent Date"). Holders of Notes who tender their Notes on or prior to the Consent Date will receive the Total Consideration equal to 104.5% of the principal amount of the Notes validly tendered (as described below). Holders of Notes who tender their Notes after the Consent Date but prior to the Expiration Date, will receive 101.5% of the principal amount of the Notes validly tendered (the "Tender Offer Consideration"). The Total Consideration is the sum of the Tender Offer Consideration and a premium of 3.0% of the principal amount of the Notes paid to each holder of Notes that validly tenders on or prior to the Consent Date. In each case, holders that validly tender their Notes shall receive accrued and unpaid interest up to, but not including, the applicable settlement date.

The tender offer and solicitation will be conditioned upon the consummation of the Recapitalization. Neither the tender offer and solicitation of consents nor the Recapitalization is conditioned upon obtaining the consent of a majority of holders of Notes. Holders who tender their notes prior to 5:00 pm, New York City time, on the Consent Date may withdraw their tenders and revoke their consents at any time prior to 5:00 pm, New York City time, on the Consent Date but not thereafter. Holders who tender their notes after 5:00 pm, New York City time, on the Consent Date may withdraw their tenders and revoke their consents at any time prior to 5:00 pm, New York City time, on the Expiration Date but not thereafter.

Questions regarding the tender offer should be directed to Lehman Brothers Inc. at 212-528-7581 or 800-438-3242 (Attention: The Liability Management Group at Lehman). Requests for assistance or additional sets of the offer materials may be directed to D.F. King & Co., Inc., the Information Agent and Tender Agent for the tender offer and solicitation, at 888-567-1626.

This press release shall not constitute an offer to purchase or a solicitation of acceptance of the tender offer, which may be made only pursuant to the terms of the offer to purchase and related letter of transmittal. In any jurisdiction where the laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed made on behalf of the company by Lehman Brothers Inc., Goldman, Sachs & Co. or one or more registered brokers or dealers under the laws of such jurisdiction.

The Company intends that this press release be governed by the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995 (the "PSLR Act") with respect to statements that may be deemed to be forward-looking statements under the PSLR Act. Such forward-looking statements may include, but are not limited to, the Company and any of its subsidiaries' long-term theatre strategy. Actual results could differ materially from those indicated by such forward-looking statements due to a number of factors.

Contacts
Cinemark USA, Inc.
Robert Copple, 972-665-1000